UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 3M9

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Following the recommendation of Imperial Oil Limited’s nominations and corporate governance committee, on February 29, 2008, the board of directors of Imperial revised the slate of nominees for director for the May 1, 2008 annual meeting by adding R.C. Olsen as a nominee for director, replacing R.L. Broiles on the slate of nominees.
     Mr. Olsen has been appointed the Executive Vice-President of ExxonMobil’s global Production Company, and will be located in Houston, Texas. He has been an employee of ExxonMobil for over 35 years. Mr. Olsen has spent his career in a number of upstream assignments in the United States, Asia, Australia and Europe. His previous position was located in London, England, and was as Chairman and Production Director of ExxonMobil International Limited with responsibility for that company’s producing business in Europe, the Caspian and Russia.
     Mr. Broiles is Imperial’s Senior Vice-President, Resources Division and he will continue in that capacity.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: March 6, 2008
	By:	/s/ Brian Livingston
		Name:	Brian Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

	By:	/s/ Brent Latimer
		Name:	Brent Latimer
		Title:	Assistant Secretary